Exhibit 10.2

SUSPENSION OF RIGHTS AGREEMENT

To: JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Toronto Agent

From: IDEXX LABORATORIES, INC., a Delaware corporation (the “Administrative Borrower”), IDEXX DISTRIBUTION, INC., a Massachusetts corporation (“IDEXX DISTRIBUTION”), IDEXX OPERATIONS, INC., a Delaware corporation (“IDEXX OPERATIONS”), OPTI MEDICAL SYSTEMS, INC., a Delaware corporation (“OPTI MEDICAL”), IDEXX LABORATORIES CANADA CORPORATION, a company formed under the laws of Canada (“IDEXX Canada”), IDEXX B.V., a besloten vennootschap met beperkte aansprakelijkheid incorporated under the laws of the Netherlands (“IDEXX BV”), IDEXX LABORATORIES B.V., a besloten vennootschap met beperkte aansprakelijkheid incorporated under the laws of the Netherlands (“IDEXX LABORATORIES BV”), and IDEXX LABORATORIES GMBH, a limited liability company formed under the laws of Switzerland (“IDEXX Switzerland” and collectively with the Administrative Borrower, IDEXX DISTRIBUTION, IDEXX OPERATIONS, OPTI MEDICAL, IDEXX Canada, IDEXX BV and IDEXX LABORATORIES BV, the “Borrowers”)

Date: May 2, 2024

Ladies & Gentlemen

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of December 9, 2021, by and among the Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Toronto Agent (in such capacity, the “Toronto Agent”) and the Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

1We are writing to you in your capacity as Administrative Agent and Toronto Agent, as applicable, under the Credit Agreement. Unless otherwise defined in this letter, terms defined in the Credit Agreement have the same meaning when used in this letter. The term “CAD CDOR Loans” in this letter shall mean loans that are borrowed in Canadian Dollars that use CDOR as an interest rate and the term “CAD Revolving Loans” in this letter shall mean loans that are borrowed in Canadian Dollars.

2The Borrowers each acknowledge that Refinitiv Benchmark Services (UK) Limited, as administrator of the CDOR rate, has announced that it will cease publication of all tenors of CDOR after the publication on June 28, 2024 (the “2024 CDOR Cessation”).

3For good and valuable consideration, including delaying the incurrence of costs required to update the terms of the Credit Agreement in connection with the 2024 CDOR Cessation, and in lieu of amending or waiving any term of the Credit Agreement, each of the Borrowers agrees with effect from June 28, 2024 to suspend its following rights under the Credit Agreement:

a.Each of the Borrowers agrees that, notwithstanding anything to the contrary in the Loan Documents, (i) from and after July 1, 2024, CAD CDOR Loans shall not be available under the Credit Agreement and no Lender shall be obligated to participate in any Borrowing under the Credit Agreement of CAD CDOR Loans and, (ii) any and all outstanding CAD

CDOR Loans shall have been converted to a loan that uses the Canadian Prime Rate, or repaid or prepaid by the Borrowers on or before the later of (x) June 28, 2024 and (y) the end of the interest period for such CAD CDOR Loan (clause (a), the “Suspension of Rights”); and

b.each of the Borrowers agrees that, if a notice or instruction is given under the Credit Agreement on or after June 28, 2024 that selects CDOR as the interest rate for a CAD Revolving Loan, such notice or instruction shall be deemed to be ineffective.

4The Suspension of Rights shall cease to have effect (and all rights of the Borrowers under the Credit Agreement in respect of the terms set out in paragraph 3 above in effect immediately prior to the Suspension of Rights shall be in full force and effect) following notice from each of the Borrowers to the Administrative Agent and the Toronto Agent, provided that, such notice shall only be effective if, prior to the date of such notice, amendments to the Credit Agreement to take account of the 2024 CDOR Cessation and to replace CDOR with a CORRA-based interest rate with respect to CAD Revolving Loans have become effective pursuant to and in accordance with the terms of the Credit Agreement.

5Each of the Borrowers agrees to indemnify and hold harmless the Administrative Agent, the Toronto Agent, and each other Indemnitee for any damage, loss, cost, liability, claim or reasonable expense whatsoever incurred (A) in connection with a breach or reasonably in anticipation of a potential breach, of any Borrower’s agreements in paragraph 3(a) or (B) giving effect to the instruction of any Borrower in paragraph 3(b) above, unless directly caused by such Indemnitee’s gross negligence or willful misconduct, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith breach of contract or willful misconduct of such Indemnitee or (y) result from claims by one Lender against another Lender which do not involve an act or omission of any Borrower or any Related Party of any Borrower (excluding claims against any Indemnitee in its capacity or fulfilling its role as an Agent, Swingline Lender, Arranger or an Issuing Bank hereunder).

6This letter is hereby designated as a Loan Document and we acknowledge that this letter will be posted to the IntraLinks™, DebtDomain, SyndTrak or ClearPar (or other Approved Electronic Platform) site established for Lenders for the Credit Agreement. We acknowledge and agree that each Lender under the Credit Agreement may rely on and shall be a third party beneficiary of this letter.

7Please sign and return to us the enclosed copy of this notice by way of your acknowledgement to the contents set out in this letter.

8This letter may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9This letter has been duly executed and delivered by each of the Borrowers and constitutes a legal, valid and binding obligation of each of the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

10The provisions of Sections 10.6, 10.9 and 10.10 of the Credit Agreement shall apply, mutatis mutandis, to this letter.
[Signature Pages Follow]

Very truly yours,
IDEXX LABORATORIES, INC.

By: /s/ Brian P. McKeon
Name: Brian P. McKeon
Title: Chief Financial Officer
IDEXX DISTRIBUTION, INC.

By: /s/ Brian P. McKeon
Name: Brian P. McKeon
Title: Director
IDEXX OPERATIONS, INC.

By: /s/ Brian P. McKeon
Name: Brian P. McKeon
Title: Director
OPTI MEDICAL SYSTEMS, INC.

By: /s/ Brian P. McKeon
Name: Brian P. McKeon
Title: Director
IDEXX LABORATORIES CANADA CORPORATION

By: /s/ Brian P. McKeon
Name: Brian P. McKeon
Title: Director
IDEXX B.V.

By: /s/ Lily J. Lu
Name: Lily J. Lu
Title: Managing Director
IDEXX LABORATORIES B.V.

By: /s/ Lily J. Lu
Name: Lily J. Lu
Title: Managing Director
IDEXX LABORATORIES GMBH

By: /s/ Lily J. Lu
Name: Lily J. Lu
Title: Managing Officer

Agreed and accepted by:
JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:_/s/ Charles W. Shaw
Name: Charles W. Shaw

Title: Executive Director
JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Toronto Agent

By: /s/ Jeffrey Coleman
Name: Jeffrey Coleman
Title: Executive Director